Exhibit 16.2	Letter from PSI Corp. to the United States Securities & Exchange Commission dated 4 April 2008
(Letterhead)
April 4, 2008
Mr. Milne
Securities & Exchange Commission
100 F Street, NE
Washington DC 20549
VIA FACSIMILE 202 772 9206

Re:	PSI Corporation Item 4.01 Form 8-K Filed April 1, 2008 File No. 0-20317
We acknowledge receipt of your letter dated April 1, 2008, commenting upon our filing that date of Form 8-K intended to be responsive to Item 304 of Regulation S-B.
We enclose herewith our response(s) to your suggestions. Such responses are the subject of a Form 8-K/A filing contemporaneous herewith.
Further, we also confirm that:
•	The company is responsible for the adequacy and accuracy of the disclosure in the filing;

•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filing; and

•	The company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.
Your expeditious review of our 8-K filing is appreciated.
Sincerely,
/s/ David Foni
David Foni
CEO